WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 Or 15(d) of the Securities Exchange Act of 1934

July 19, 2006
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will’’ and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; foreign currency fluctuations; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; new legislation which may cause us to be required to fund our pension plan earlier than we had expected; and the impact of any economic downturns and inflation.

If one or more of these and other risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 8.01. OTHER EVENTS

Effective July 19, 2006, the Board of Directors elected three new directors to fill vacancies in the Board. The new directors are as follows:

Michael Vantusko. Age 49. President of Grantwood Consulting, LLC, a financial consulting firm (February 2000 to Present). Chief Financial Officer and Senior Vice Present of Waterlink, Inc. (NYSE: WLK), an international equipment consolidator (1996 to 2000). Chief Financial Officer for Waxman Industries, Inc. (NYSE: WAX), a products distributor (1995 to 1996). Mr. Vantusko has an MBA (Banking & Finance) from Case Western University and a BS in Accounting and Finance. He is a Certified Public Accountant.

Didier Choix. Age 49. Principal in DDA & Company, LLC, a management and acquisition and financial strategy advisory firm (1995 to present). Managing Director of Harbourton Enterprises, a merchant banking boutique specializing in the financial services industry (1992 to 1995). Mr. Choix has an MBA from The Wharton School of Business, a BS in Finance, and Graduate Degrees in Accounting and Tax Law.

Glenn Myles. Age 51. President and CEO of First Wall Street Capital International, an investment banking firm. Mr. Myles has held various ownership positions in diverse businesses such as retail, auto parts, finance, shopping centers, hotels, oil drilling, music businesses and movie production companies.

As a result of the appointment of such directors, the Company’s Board of Directors now consists of seven members, five of whom are independent directors (Robert Edwards, Daniel Lebard, Didier Choix, Glenn Myles and Michael Vantusko), and two of whom are employees of the Company (Jeffrey Steiner and Eric Steiner).

Mr. Choix and Mr. Vantusko were appointed to the Audit Committee. The other two members of the Audit Committee are Mr. Edwards and Mr. Lebard. The Board determined that Mr. Vantusko is a “financial expert” as defined in Securities and Exchange Commission Rules.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2006

        THE FAIRCHILD CORPORATION

        By:      /s/ DONALD E. MILLER
        Name: Donald E. Miller
        Title:    Executive Vice President,
             Corporate Secretary and General Counsel